SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 16, 2001




                         SENIOR HOUSING PROPERTIES TRUST
               (exact name of registrant as specified in charter)



            Maryland                  001-15319             04-3445278
(State or other jurisdiction of      (Commission           (I.R.S. employer
         incorporation)              file number)       identification number)



400 Centre Street, Newton, Massachusetts                        02458
(Address of principal executive offices)                      (Zip code)








        Registrant's telephone number, including area code: 617-796-8350

Item 5.  Other Information


         Senior Housing Properties Trust ("us" or "we") is providing the following supplemental unaudited proforma condensed consolidated statement of income in connection with the following previously reported transactions:

         1. On October 31, 2000, we sold four independent living properties to Brookdale Living Communities, Inc. ("Brookdale") for $123 million. Prior to this sale we leased these properties to Brookdale.

         2. At the beginning of 2000, we were leasing 26 nursing homes to Mariner Post-Acute Network, Inc. ("Mariner"). In January 2000, Mariner filed for bankruptcy. About July 1, 2000, we entered a settlement with Mariner which provided, in part, as follows:

               o The operations of 17 nursing homes would be surrendered to us and the leases cancelled.

               o Title to five nursing homes which we owned and leased to Mariner would be delivered to Mariner and our leases cancelled.

               o Four nursing homes which we owned and leased to Mariner and which Mariner subleased would continue to be operated by the subtenants who would pay rent to us directly.

               o Certain Mariner property which we held as security would be surrendered to us, including $15 million, 1,000,000 common shares of HRPT Properties Trust and 100,000 of our common shares.

         3. At the beginning of 2000, we were leasing 27 nursing homes to Integrated Health Services, Inc. ("IHS") and we were mortgage financing 12 nursing homes owned by IHS. In February 2000, IHS filed for bankruptcy. About July 1, 2000, we entered a settlement with IHS which provided, in part, as follows:

               o Of our 27 properties leased to IHS: the lease for one nursing home would be modified and assumed by IHS; the leases for four properties were guaranteed by HEALTHSOUTH Corporation ("HEALTHSOUTH") and HEALTHSOUTH would assume these tenancies; and the operations of the remaining 22 properties would be surrendered to us and our leases cancelled.

               o IHS would deliver to us title to 11 of the 12 properties which we mortgaged. We would release the mortgage due to us for the remaining mortgaged property.

               o IHS would deliver to us title to 9 nursing homes which it owned free of mortgage debt in partial satisfaction of its default obligations; and one of these properties would be leased by us to HEALTHSOUTH.

               o IHS would pay some rental arrearages and we and IHS would exchange releases.

         The settlement agreements which we entered with Mariner and IHS were to have financial effect as of July 1, 2000. However, these agreements were subject to material conditions subsequent, including our obtaining required healthcare regulatory licenses and Medicare and Medicaid provider contracts necessary for nursing home operations. Also, under Internal Revenue Code provisions applicable to REITs, we are not permitted to manage nursing home operations in foreclosure circumstances for more than 90 days. Accordingly, our Managing Trustees formed a nursing home management company, Five Star Quality Care, Inc. ("Five Star"), to manage the operations of former Mariner and IHS facilities surrendered to us, and we and Five Star together sought the healthcare regulatory licenses and Medicare and Medicaid contracts necessary to satisfy these conditions. During the first quarter 2001, the necessary licenses and contracts were obtained and these settlements are now fully effective.

         The following Unaudited Pro Forma Condensed Consolidated Income Statement assumes that as of the beginning of the period presented: (i) the Brookdale sale had been completed; and (ii) the settlements with Mariner and IHS were fully effective. This statement is not necessarily indicative of what our results of operations would have been for the period indicated, nor does it represent expected consolidated financial results of operations for any future period. Differences would result from, among other considerations, future changes in our investments, changes in revenue received, changes in interest rates, changes in facilities' operating income and facilities' operating expenses, changes in our capital structure or other factors discussed in our Annual Report on Form 10-K for our year ended December 31, 2000. This Unaudited Pro Forma Condensed Consolidated Income Statement should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2000, included in that Annual Report and with the Pro Forma Financial Statements included in our Current Report on Form 8-K dated February 12, 2001, as amended by our Current Report on Form 8-K/A dated February 14, 2001.


                                    Senior Housing Properties Trust
                     Unaudited Pro Forma Condensed Consolidated Statement of Income
                                  For the year ended December 31, 2000
                            (dollars in thousands, except per share amounts)


                                                    Facilities'
                                       Company     Operations
                                     Historical   Historical(a)      Adjustments             Pro Forma
                                     ----------   -------------      -----------             ---------

REVENUES
Rental income                         $ 64,377         $ --          $ (18,722)      (b)     $ 45,655
Facilities' operations                              222,516                                   222,516
Other real estate income                 2,520                          (2,520)      (c)           --
Interest and other income                1,520          447                600       (d)        2,567
Gain on foreclosures and lease
terminations                             7,105                          (7,105)      (e)           --
Total revenues                          75,522      222,963            (27,747)               270,738
                                      ---------------------------------------------------------------

EXPENSES
Interest                                15,366        2,053            (10,639)      (f)        6,780
Depreciation                            20,140        2,141             (1,975)      (g)       20,306
Rent                                                 11,426            (10,273)      (h)        1,153
Facilities' operations                              207,064               (777)      (i)      206,287
General and administrative
- Recurring                              5,475        6,552               (480)      (j)       11,547
- Related to foreclosures and lease
   terminations                          3,519                          (3,519)      (k)           --
Loss on settlement                                   16,670                                    16,670
                                      ---------------------------------------------------------------
Total expenses                          44,500      245,906            (27,663)               262,743

                                      ---------------------------------------------------------------
Income (loss) before gain on sale
of properties                         $ 31,022   $  (22,943)             $ (84)               $ 7,995
                                      ===============================================================


Weighted average shares
     outstanding (in 000's)             25,958                             (50)      (l)       25,908
                                      ===============================================================

Earnings per Share                    $   1.20                                               $   0.31
                                      ========                                               ========


See accompanying notes.

             Condensed Consolidated Statement of Income Adjustments
                             (dollars in thousands)


(a) Represents the historical operations for the year ended December 31, 2000, of the Mariner and IHS facilities which were transferred to us pursuant to bankruptcy settlements with these tenants.

(b) Represents the elimination of rental income from the four properties sold to Brookdale, 17 properties surrendered by Mariner, and 22 properties surrendered by IHS offset by the rental income under a lease assumed by HEALTHSOUTH for the property delivered to us by IHS.

(c) Represents the elimination of other real estate income, which is the equity income from facilities' operations earned by us for the period July 1, 2000, through December 31, 2000. The income and expenses from facilities' operations are included in the historical statement of income for the facilities' operations.

(d) Represents the proforma dividend income from the one million common shares of beneficial interest of HRPT Properties Trust surrendered to us by Mariner.

(e) Represents the elimination of the gain on foreclosures and lease terminations that resulted from the Mariner and IHS settlements.

(f) Represents the elimination of the mortgage interest paid to us from the IHS and Mariner facilities' operations and the proforma interest saved by using the $123,000 Brookdale sale proceeds to prepay our bank line of credit, based on our average borrowing costs for the period. In connection with the removal of these sold assets from the collateral base, the maximum borrowing capacity of our line of credit was reduced from $350,000 to $270,000; and the resulting reduced commitment fees are included in this interest adjustment.

(g) Represents the reduction of depreciation from the properties sold to Brookdale and transferred to Mariner.

(h) Represents the elimination of rent expense paid by Mariner and IHS to us.

(i) Represents the replacement of Mariner and IHS management fees and corporate allocations with a proforma Five Star management fee.


                    Mariner management fee                  $ (3,015)
                    IHS management fee                        (5,939)
                    Five Star management fee                   8,177
                                                            --------
                      Net adjustment                        $   (777)
                                                            ========

     (j) Represents   the   estimated   reduction  in   recurring   general  and
         administrative expenses arising from the sale of properties to Brookdale and the transfer of properties to Mariner and IHS, offset by an estimate of recurring expenses resulting from the transfer of properties to us by IHS.

                             (dollars in thousands)


(k)      Represents   the   elimination   of  the   non-recurring   general  and
         administrative expenses related to foreclosures and lease terminations resulting from the settlements with Mariner and IHS.

(l) Represents the net proforma effect of 100,000 common shares of beneficial interest of our stock conveyed by Mariner and retired by us in July 2000, as if the stock was conveyed at the beginning of the period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SENIOR HOUSING PROPERTIES TRUST


                                   By: /s/ David J. Hegarty
                                        David J. Hegarty
                                        President, Chief Operating Officer and
                                        Chief Financial Officer


                                   By:  /s/ John R. Hoadley
                                        John R. Hoadley
                                        Controller and Chief Accounting Officer


Date:  May 16, 2001










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